                                  EXHIBIT 4(b)
                        DuPont Powder Coatings USA, Inc.
                               Profit Sharing Plan

              (as amended and Restated Effective January 1, 1997)

                        DuPont Powder Coatings USA, Inc.
                               Profit Sharing Plan

               As Amended and Restated, Effective January 1, 1997

Dupont Powder Coatings USA, Inc., (the "Company") (previously known as Herberts-O'Brien prior to July 1, 1999 and as O'Brien Powder Products, Inc. prior to January 1, 1997) hereby amends and restates the DuPont Powder Coatings USA, Inc. Profit Sharing Plan (the "Plan"), (previously known as the Herberts-O'Brien Profit Sharing Plan and the O'Brien Powder Products, Inc. Profit Sharing Plan, originally effective July 5, 1996), for the exclusive benefit of eligible employees of the Company and its participating affiliates.

Effective October 1, 1999, the Herberts Powder Coatings, Inc. 401(k) and Profit Sharing Plan (originally effective January 1, 1994) merged into this Plan.

On or about July 31, 1996, assets from The O'Brien Corporation Profit Sharing and Thrift Plan were transferred to this Plan representing the account balances of participants under such plan who on July 5, 1996 are employees of the Powder Products division of The O'Brien Corporation.

The Plan is intended to constitute a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k). The Compliance Contribution is intended to comply with Code section 401(k)(12).

The Plan is intended to comply with the qualification requirements as amended by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Uruguay Round Agreements Act (GATT), the Small Business Job Protection Act of 1996 (SBJPA), the Taxpayer Relief Act of 1997 (TRA '97), the Restructuring and Reform Act of 1998 (RRA '98) and the Community Renewal Tax Relief Act of 2000, and is intended to comply in operation therewith. To the extent that the Plan, as set forth below, is subsequently determined to be insufficient to comply with such requirements and any regulations issued under these qualification requirements, the Plan shall later be amended to so comply.

The Plan constitutes an amendment and restatement of the DuPont Powder Coatings USA, Inc. Profit Sharing Plan effective January 1, 1997.

The DuPont Powder Coatings USA, Inc. Profit Sharing Plan, as set forth in this document, is hereby amended and restated generally effective as of January 1, 1997.

Date: 2/25, 2002                           DuPont Powder Coating USA, Inc.


                                           By: /s/ W.S. Rising
                                               ---------------------------------
                                           Title: V.P. FINANCE

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

1    DEFINITIONS...............................................................1

     1.1    "Account"..........................................................1

     1.2    "ACP" or "Average Contribution Percentage".........................1

     1.3    "Administrator"....................................................1

     1.4    "ADP" or "Average Deferral Percentage".............................2

     1.5    "Beneficiary"......................................................2

     1.6    "Break in Service".................................................2

     1.7    "Code".............................................................2

     1.8    "Committee"........................................................2

     1.9    "Company"..........................................................2

     1.10   "Compensation".....................................................2

     1.11   "Contribution".....................................................3

     1.12   "Contribution Dollar Limit"........................................3

     1.13   "Conversion Period"................................................4

     1.14   "Direct Rollover"..................................................4

     1.15   "Disability".......................................................4

     1.16   "Distributee"......................................................4

     1.17   "Effective Date"...................................................4

     1.18   "Eligible Employee"................................................4

     1.19   "Eligible Retirement Plan".........................................4

     1.20   "Eligible Rollover Distribution"...................................5

     1.21   "Employee".........................................................5

     1.22   "Employer".........................................................5

     1.23   "ERISA"............................................................5

     1.24   "Forfeiture Account"...............................................5

     1.25   "HCE" or "Highly Compensated Employee".............................6

     1.26   "Hour of Service"..................................................6

     1.27   "Ineligible".......................................................6

     1.28   "Investment Fund"..................................................7

     1.29   "Leased Employee"..................................................7

     1.30   "Leave of Absence".................................................7

     1.31   "Loan Account".....................................................7

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     1.32   "NHCE" or "Non-Highly Compensated Employee"........................7

     1.33   "Normal Retirement Date"...........................................7

     1.34   "Owner"............................................................7

     1.35   "Parental Leave"...................................................7

     1.36   "Participant"......................................................7

     1.37   "Pay"..............................................................8

     1.38   "Period of Employment".............................................8

     1.39   "Plan".............................................................9

     1.40   "Plan Year"........................................................9

     1.41   "QDRO".............................................................9

     1.42   "Related Company"..................................................9

     1.43   "Required Beginning Date"..........................................9

     1.44   "Settlement Date".................................................11

     1.45   "Spousal Consent".................................................11

     1.46   "Subsidiary"......................................................11

     1.47   "Taxable Income"..................................................12

     1.48   "Terminated Participant"..........................................12

     1.49   "The O'Brien Plan"................................................12

     1.50   "Trade Date"......................................................12

     1.51   "Trust"...........................................................12

     1.52   "Trustee".........................................................12

     1.53   "USERRA"..........................................................13

     1.54   "Year of Vesting Service".........................................13

2    ELIGIBILITY..............................................................14

     2.1    Eligibility.......................................................14

     2.2    Ineligible Employees..............................................14

     2.3    Ineligible or Former Participants.................................14

3    PARTICIPANT CONTRIBUTIONS................................................15

     3.1    401(k) Deferral Contribution Election.............................15

     3.2    Changing a Contribution Election..................................15

     3.3    Revoking and Resuming a Contribution Election.....................15

     3.4    Contribution Percentage Limits....................................15

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     3.5    Refunds When Contribution Dollar Limit Exceeded...................16

     3.6    Timing, Posting and Tax Considerations............................16

4    ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS...16

     4.1    Rollover Contributions............................................16

     4.2    Transfers From and To Other Qualified Plans.......................17

5    EMPLOYER CONTRIBUTIONS AND FORFEITURE ACCOUNT ALLOCATIONS................18

     5.1    Limitations and Order of Allocation...............................18

     5.2    Company Match Contributions.......................................18

     5.3    Co. Profit Sharing Contributions and Forfeiture
            Account Allocations...............................................19

     5.4    Compliance Contribution...........................................20

     5.5    Contributions Following Qualified Military Service................20

6    ACCOUNTING...............................................................22

     6.1    Individual Participant Accounting.................................22

     6.2    Trade Date Accounting and Investment Cycle........................22

     6.3    Accounting for Investment Funds...................................22

     6.4    Payment of Fees and Expenses......................................22

     6.5    Accounting for Participant Loans..................................23

     6.6    Error Correction..................................................23

     6.7    Participant Statements............................................23

     6.8    Special Accounting During Conversion Period.......................24

     6.9    Accounts for QDRO Beneficiaries...................................24

7    INVESTMENT FUNDS AND ELECTIONS...........................................25

     7.1    Investment Funds..................................................25

     7.2    Investment Fund Elections.........................................25

     7.3    Responsibility for Investment Choice..............................26

     7.4    Default if No Election............................................26

     7.5    Timing............................................................26

     7.6    Investment Fund Election Change Fees..............................26

8    VESTING & FORFEITURES....................................................27

     8.1    Fully Vested Accounts.............................................27

     8.2    Full Vesting Upon Certain Events..................................27

     8.3    Vesting Schedule..................................................27

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     8.4    Forfeitures Prior to July 30, 1999................................28

     8.5    Forfeitures Prior to August 1, 1999...............................28

     8.6    Use of Forfeiture Account Amounts.................................28

     8.7    Rehired Employees.................................................28

9    PARTICIPANT LOANS........................................................30

     9.1    Participant Loans Permitted.......................................30

     9.2    Loan Application, Note and Security...............................30

     9.3    Spousal Consent...................................................30

     9.4    Loan Approval.....................................................30

     9.5    Loan Funding Limits, Account Sources and Funding Order............30

     9.6    Maximum Number of Loans...........................................31

     9.7    Source and Timing of Loan Funding.................................31

     9.8    Interest Rate.....................................................31

     9.9    Loan Payment......................................................31

     9.10   Loan Payment Hierarchy............................................31

     9.11   Repayment Suspension..............................................32

     9.12   Loan Default......................................................32

     9.13   Call Feature......................................................33

10   IN-SERVICE WITHDRAWALS...................................................34

     10.1   In-Service Withdrawals Permitted..................................34

     10.2   In-Service Withdrawal Application and Notice......................34

     10.3   Spousal Consent...................................................34

     10.4   In-Service Withdrawal Approval....................................34

     10.5   Minimum Amount, Payment Form and Medium...........................34

     10.6   Source and Timing of In-Service Withdrawal Funding................35

     10.7   Hardship Withdrawals..............................................35

     10.8   Employee Account Withdrawals......................................37

     10.9   Rollover Account Withdrawals......................................37

     10.10  Over Age 59 1/2 Withdrawals.......................................38

11   DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A PARTICIPANT'S
     REQUIRED BEGINNING DATE..................................................39

     11.1   Benefit Information, Notices and Election.........................39

     11.2   Spousal Consent...................................................40

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     11.3   Payment Form and Medium...........................................40

     11.4   Source and Timing of Distribution Funding.........................40

     11.5   Deemed Distribution...............................................40

     11.6   Latest Commencement Period........................................41

     11.7   Payment Within Life Expectancy....................................41

     11.8   Incidental Benefit Rule...........................................42

     11.9   Payment to Beneficiary............................................42

     11.10  Beneficiary Designation...........................................42

     11.11  QJSA and QPSA Information and Elections...........................43

12   ADP AND ACP TESTS........................................................45

     12.1   Contribution Limitation Definitions...............................45

     12.2   ADP and ACP Tests.................................................47

     12.3   Correction of ADP and ACP Tests for Plan Years Commencing
            After December 31, 1996 and Before January 1, 1999................48

     12.4   Multiple Use Test.................................................49

     12.5   Correction of Multiple Use Test...................................50

     12.6   Adjustment for Investment Gain or Loss............................50

     12.7   Testing Responsibilities and Required Records.....................50

     12.8   Separate Testing..................................................50

13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS.............................52

     13.1   "Annual Addition" Defined.........................................52

     13.2   Maximum Annual Addition...........................................52

     13.3   Avoiding an Excess Annual Addition................................52

     13.4   Correcting an Excess Annual Addition..............................52

     13.5   Correcting a Multiple Plan Excess.................................53

     13.6   Combined Plan Limits and Correction...............................53

14   TOP HEAVY RULES..........................................................54

     14.1   Top Heavy Definitions.............................................54

     14.2   Special Contributions.............................................55

     14.3   Special Vesting...................................................56

     14.4   Adjustment to Combined Limits for Different Plans.................56

15   PLAN ADMINISTRATION......................................................57

     15.1   Plan Delineates Authority and Responsibility......................57

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

     15.2   Fiduciary Standards...............................................57

     15.3   Company is ERISA Plan Administrator...............................57

     15.4   Administrator Duties..............................................57

     15.5   Advisors May be Retained..........................................58

     15.6   Delegation of Administrator Duties................................58

     15.7   Committee Operating Rules.........................................59

     16.1   Plan Does Not Affect Employment Rights............................60

     16.2   Compliance With USERRA............................................60

     16.3   Limited Return of Contributions...................................60

     16.4   Assignment and Alienation.........................................61

     16.5   Facility of Payment...............................................61

     16.6   Reallocation of Lost Participant's Accounts.......................61

     16.7   Claims Procedure..................................................62

     16.8   Construction......................................................62

     16.9   Jurisdiction and Severability.....................................62

     16.10  Indemnification by Employer.......................................62

17   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION..........................64

     17.1   Amendment.........................................................64

     17.2   Merger............................................................64

     17.3   Divestitures......................................................64

     17.4   Plan Termination..................................................65

     17.5   Amendment and Termination Procedures..............................65

     17.6   Termination of Employer's Participation...........................66

     17.7   Replacement of the Trustee........................................66

     17.8   Final Settlement and Accounting of Trustee........................66

18   Miscellaneous............................................................67

1    DEFINITIONS

     When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

     1.1 "Account". The records maintained for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions under the Plan and amounts transferred from The O'Brien
          Plan:

          (a) "401(k) Deferral Account". An account created to hold amounts attributable to 401(k) Deferral Contributions and amounts transferred from The O'Brien Plan designated as "401(k) Deferral Account" amounts thereunder.

          (b) "Employee Account". An account created to hold amounts attributable to amounts transferred from The O'Brien Plan designated as "Employee Account" amounts thereunder.

          (c) "Rollover Account". An account created to hold amounts attributable to Rollover Contributions and amounts transferred from The O'Brien Plan designated as "Rollover Account" amounts thereunder.

          (d) "Company Match Account". An account created to hold amounts attributable to Company Match Contributions.

          (e) "Company Match (Pre-07/5/96) Account". An account created to hold amounts attributable to amounts transferred from The O'Brien Plan designated as "Company Match Account" amounts thereunder.

          (f) "Co. Profit Sharing Account". An account created to hold amounts attributable to Co. Profit Sharing Contributions.

          (g) "Company Profit Sharing (Pre-07/5/96) Account". An account created to hold amounts attributable to amounts transferred from The O'Brien Plan designated as "Company Account" amounts thereunder.

          (h) "Compliance Account". Effective January 1, 1999, an account created to hold amounts attributable to Compliance Contributions.

     1.2 "ACP" or "Average Contribution Percentage". The percentage calculated in accordance with Section 12.1.

     1.3 "Administrator". The Company, which may delegate all or a portion of the duties of the Administrator under the Plan to a Committee in accordance with Section 15.6.

     1.4 "ADP" or "Average Deferral Percentage". The percentage calculated in accordance with Section 12.1.

     1.5 "Beneficiary". The person or persons who is to receive benefits after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 11, or as a result of a QDRO.

     1.6 "Break in Service". The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the date on which a Participant's employment ends.

     1.7 "Code". The Internal Revenue Code of 1986, as amended. Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.8 "Committee". If applicable, the committee which has been appointed by the Company to administer the Plan in accordance with Section 15.6.

     1.9 "Company". Dupont Powder Coatings USA, Inc., effective July 8, 1999, formerly known as Herberts-O'Brien Incorporated, effective January 1, 1997, formerly known as O'Brien Powder Products, Inc. or any successor by merger, purchase or otherwise.

     1.10 "Compensation". The sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457, or, for Plan Years commencing after December 31, 1996, 408(p)(2)(A)(i), and, for Plan Years beginning on or after January 1, 2001, 132(f)(4).

          For purposes of determining benefits under the Plan, Compensation is limited to $160,000 per Plan Year (as adjusted for cost of living increases pursuant to Code sections 401(a)(17) and 415(d)). If a Plan Year consists of fewer than 12 months, the limitation on Compensation is an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

          For Plan Years commencing before January 1, 1997, in determining Compensation for purposes of this limitation, the family aggregation rules of section 401(a)(17)(A) of the Code, as in effect for such periods, shall apply.

          For purposes of determining HCEs and key employees and for Plan Years commencing after December 31, 1997, for purposes of Sections 13.2 and 14.2, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, Compensation shall be limited to amounts paid to an Eligible Employee while a Participant.

          For Plan Years commencing before January 1, 1997: (a) for purposes of Sections 13 and 14 (other than the definition of "key employee"), "Compensation" means the sum of a Participant's Taxable Income, (b) for purposes of Section 12 (other than the definition of "highly compensated employee"), "Compensation" means the sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(h), 403(b) or 457, and (c) for purposes of the definition of "highly compensated employee" in Section 12 and the definition of "key employee" in Section 14, "Compensation" means the sum of a Participant's Taxable Income and salary reductions, if any, pursuant to Code section 125, 402(e)(3), 402(h)(1)(B) and 403(b).

     1.11 "Contribution". An amount contributed to the Plan by the Employer or an Eligible Employee, and allocated by contribution type to Participants' Accounts, as described in Section 1.1. Specific types of contribution include:

          (a) "401(k) Deferral Contribution". An amount contributed by an eligible Participant in conjunction with his or her Code section 401(k) salary deferral election which shall be treated as made by the Employer on an eligible Participant's behalf.

          (b) "Rollover Contribution". An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

          (c) "Company Match Contribution". An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

          (d) "Co. Profit Sharing Contribution". An amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula.

          (e) "Compliance Contribution". Effective January 1, 1999, an amount contributed by the Employer on an eligible Participant's behalf and allocated on a pay based formula.

     1.12 "Contribution Dollar Limit". The annual limit placed on each Participant's Pre-Tax Contributions, which shall be $10,000 per calendar year (as adjusted for cost of living increases pursuant to Code sections 402(g)(5) and 415(d)). For purposes of this Section, a Participant's Pre-Tax Contributions shall include (i) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includible in gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g)), (ii) any employer contribution to the extent not includible in gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g)), (iii) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)) and (iv) for calendar years commencing after December 31, 1996, any elective employer contribution under Code section 408(p)(2)(A)(i).

     1.13 "Conversion Period". The period of converting the prior accounting system of any plan and trust which is merged into the Plan and Trust, to the accounting system described in Section 6.

     1.14 "Direct Rollover". An Eligible Rollover Distribution that is paid directly to an Eligible Retirement Plan for the benefit of a Distributee.

     1.15 "Disability". A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

     1.16 "Distributee". An Employee or former Employee, the surviving spouse of an Employee or former Employee and a spouse or former spouse of an Employee or former Employee determined to be an alternate payee under a QDRO.

     1.17 "Effective Date". The date upon which the provisions of this document become effective. This date is January 1, 2001, unless stated otherwise. In general, the provisions of this document only apply to Participants who are Employees on or after the Effective Date. However, investment and distribution provisions apply to all Participants with Account balances to be invested or distributed after the Effective Date.

     1.18 "Eligible Employee". An Employee of an Employer, except any Employee:

          (a) whose compensation and conditions of employment are covered by a collective bargaining agreement to which an Employer is a party unless the agreement calls for the Employee's participation in the Plan; or

          (b) who is treated as an Employee because he or she is a Leased Employee.

     1.19 "Eligible Retirement Plan". An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that with regard to an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     1.20 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities), and (iv) effective January 1, 2000, hardship distributions described in Code section 401(k)(2)(B)(i)(IV).

          As regards (iv) above, for the 1999 calendar year, the Distributee may determine a distribution to be an Eligible Rollover Distribution.

     1.21 "Employee". An individual who is:

          (a) directly employed by any Related Company and for whom any income for such employment is subject to withholding of income or social security taxes, or

          (b)  a Leased Employee.

          "Employee" shall not include any person characterized by an Employer or Related Company as an "independent contractor" or any other person who is not treated by the Employer or Related Company as an employee for purposes of withholding federal employment taxes, regardless of any contrary Internal Revenue Service, governmental or judicial determination relating to such employment status or tax withholding. In the event that a person is engaged in an independent contractor or similar capacity and is subsequently classified by the Employer or Related Company, the Internal Revenue Service or a court as an employee, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such classification.

     1.22 "Employer". The Company and any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts the Plan with the approval of the Company.

     1.23 "ERISA". The Employee Retirement Income Security Act of 1974, as amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

     1.24 "Forfeiture Account". An account holding amounts forfeited by Terminated Participants, invested in an interest bearing deposit, money market type asset or fund, pending disposition as provided in the Plan and Trust and as directed by the Administrator.

     1.25 "HCE" or "Highly Compensated Employee". An Employee described as a Highly Compensated Employee in Section 12.

     1.26 "Hour of Service". Each hour for which an Employee is entitled to:

          (a)  payment for the performance of duties for any Related Company;

          (b) payment from any Related Company for any period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, sickness, incapacity (including disability), layoff, leave of absence, jury duty or military service;

          (c) back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the agreement pertains); or

          (d) no payment, but is on a Leave of Absence (and these hours shall be based upon his or her normally scheduled hours per week or a 40 hour week if there is no regular schedule).

          The crediting of hours for which no duties are performed shall be in accordance with Department of Labor regulation sections 2530.200b-2(b) and (c). Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least 1 hour. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

          An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

          An Employee's service prior to July 5, 1996 with The O'Brien Corporation or an affiliate thereof or any other entity for which he or she received service credit in accordance with the terms of The O'Brien Plan shall be included in the determination of his or her Hours of Service for eligibility and/or vesting purposes.

     1.27 "Ineligible". The Plan status of an individual during the period in which he or she is (1) an Employee of a Related Company which is not then an Employer, (2) an Employee, but not an Eligible Employee, or
          (3) not an Employee.

     1.28 "Investment Fund". Any fund in which Trust assets are invested.

     1.29 "Leased Employee". For Plan Years commencing after December 31, 1996, an individual, not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

          (a) the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

          (b) such individuals do not constitute more than 20% of all Non-Highly Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

     1.30 "Leave of Absence". A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

          (a)  was authorized by a Related Company; or

          (b) was due to military service in the United States armed forces and the individual returns to active employment within the period during which he or she retains employment rights under USERRA.

     1.31 "Loan Account". The record maintained for purposes of accounting for a Participant's loan and payments of principal and interest thereon.

     1.32 "NHCE" or "Non-Highly Compensated Employee". An Employee described as a Non-Highly Compensated Employee in Section 12.

     1.33 "Normal Retirement Date". The date of a Participant's 65th birthday.

     1.34 "Owner". A person with an ownership interest in the capital, profits, outstanding stock or combined voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

     1.35 "Parental Leave". The period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).

     1.36 "Participant". The Plan status of an Eligible Employee after he or she completes the eligibility requirements as described in Section 2.1. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 2.1 shall also be considered a Participant, except that he or she shall not be considered a Participant for purposes of provisions related to Contributions, other than a Rollover Contribution, until he or she completes the eligibility requirements as described in Section 2.1. A Participant's participation continues until his or her employment with all Related Companies ends and his or her Account is distributed or forfeited.

     1.37 "Pay". All cash compensation paid to an Eligible Employee by an Employer while a Participant during the current period. Except effective January 1, 1997, the first sentence shall read, "all cash compensation paid to an Eligible Employee by an Employer while he or she is a Participant during the current period and foreign earned income described in treasury regulation 1.415-2(d)(2) paid to an Eligible Employee by a Related Company while he or she is a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, deferred compensation and welfare benefits.

          Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3), or for Plan Years beginning on or after January 1, 2001, 132(f)(4). Pay is limited to $160,000 (as adjusted for the cost of living pursuant to Code sections 401(a)(17) and 415(d)) per Plan Year. If a Plan Year consists of fewer than 12 months, Pay for such Plan Year is limited to an amount equal to the otherwise applicable limit for such Plan Year multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12. For Plan Years beginning before January 1, 1997, in determining Pay for purposes of this limitation, the family aggregation rules of section 401(a)(17)(A) of the Code, as in effect for such periods, shall apply.

          "Pay" means the Pay, as defined herein, that the Participant would have received during any period of service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant's right to reemployment is protected by USERRA, (or, if the amount of such Pay is not reasonably certain, the Participant's average earnings from the Employer or a Related Company for the twelve-month period immediately preceding such period of service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by USERRA.

     1.38 "Period of Employment". The period beginning on the date an Employee first performs an hour of service and ending on the date his or her employment ends. Employment ends on the date the Employee quits, retires, is discharged, dies or (if earlier) the first anniversary of his or her absence for any other reason. The period of absence starting with the date an Employee's employment temporarily ends and ending on the date he or she is subsequently reemployed is (1) included in his or her Period of Employment if the period of absence does not exceed one year, and (2) excluded if such period exceeds one year.

          Period of Employment includes the period prior to a Break in Service.

          An Employee's service with a predecessor or acquired company shall only be counted in the determination of his or her Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Employer or Related Company.

          An Employee's service prior to July 5, 1996 with The O'Brien Corporation or an affiliate thereof or any other entity for which he or she received service credit in accordance with the terms of The O'Brien Plan shall be included in the determination of his or her Period of Employment for eligibility and/or vesting purposes.

     1.39 "Plan". DuPont Powder Coatings USA, Inc. Profit Sharing Plan, effective July 8, 1999, previously known as The Herberts-O'Brien Profit Sharing Plan set forth in this document, as from time to time amended.

     1.40 "Plan Year". The annual accounting period of the Plan and Trust which ends on each December 31. The Plan Year ending December 31, 1996 shall be a short Plan Year commencing July 5, 1996.

     1.41 "QDRO". A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

     1.42 "Related Company". With respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Section 13 "within the meaning of Code sections 414(b),
          (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code section 414(b), (c), (m) or (o)".

     1.43 "Required Beginning Date". The latest date benefit payments shall commence to a Participant.

          (a) For calendar years commencing before January 1, 1997, such date shall mean:

               (1) with regard to a Participant who (i) attained age 70 1/2 in 1996, (ii) did not terminate employment with all Related Companies before January 1, 1997, and (iii) is not or was not a 5% Owner, the April 1 of the calendar year that follows (i) the calendar year in which the Participant attained age 70 1/2, or (ii) if the Participant elects to apply this clause (ii), the calendar year in which the Participant terminates employment with all Related Companies (and any such election must be made prior to January 1, 1998); and

               (2) with regard to a Participant who attained age 70 1/2 after December 31, 1987 and before January 1, 1996 or, in 1996 if he or she (i) terminated employment with all Related Companies before January 1, 1997 or (ii) is or was a 5% Owner, the April 1 of the calendar year that follows the calendar year in which the Participant attains age 70 1/2; and

               (3) with regard to a Participant who attained age 70 1/2 before January 1, 1988 and who is not a 5% Owner, the April 1 of the calendar year that follows the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

               (4) with regard to a Participant who attained age 70 1/2 before January 1, 1988 and who is a 5% Owner, the April 1 of the calendar year that follows the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the earlier of the calendar year in which or within which ends the Plan Year in which the Participant becomes a 5% Owner or the calendar year in which he or she terminates employment with all Related Companies.

               A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner as defined in Code section 416(i) (determined in accordance with Code section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66 1/2 or in any subsequent Plan Year.

          (b) For calendar years commencing after December 31, 1996 and before January 1, 2000, such date shall mean:

               (1) with regard to a Participant who attained age 70 1/2 in 1997 or 1998, the April 1 of the calendar year that follows the calendar year in which he or she attained age 70 1/2, except that if the Participant (i) did not terminate employment with all Related Companies before January 1 of the calendar year following the calendar year in which he or she attained age 70 1/2, (ii) is not a 5% Owner, such date shall instead mean the April 1 of the calendar year that follows (i) the calendar year in which the Participant attained age 70 1/2, or (ii) if the Participant elects to apply this clause (ii), the calendar year in which the Participant terminates employment with all Related Companies (and any such election must be made prior to the April 1 of the calendar year following the calendar year in which he or she attained age 70 1/2); and

               (2) with regard to a Participant who is a 5% Owner, the April 1 of the calendar year that follows the calendar year in which the Participant attains age 70 1/2.

               A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

          (c) For calendar years commencing after December 31, 1999, such date shall mean:

               (1) with regard to a Participant who is not a 5% Owner, the April 1 of the calendar year that follows the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with all Related Companies; and

               (2) with regard to a Participant who is a 5% Owner, the April 1 of the calendar year that follows the calendar year in which the Participant attains age 70 1/2.

               A Participant shall be considered a 5% Owner for this purpose if such Participant is a 5% Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

     1.44 "Settlement Date". For each Trade Date, the Trustee's next business day.

     1.45 "Spousal Consent". The written consent given by a spouse to a Participant's election or waiver of a specified form of benefit, including a loan or an in-service withdrawal, or Beneficiary designation. The spouse's consent must acknowledge the effect on the spouse of the Participant's election, waiver or designation, and be duly witnessed by a notary public. Spousal Consent shall be valid only with respect to the spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver or designation that required Spousal Consent at any time before payments begin. Spousal Consent also means a determination by the Administrator that there is no spouse, the spouse cannot be located, or such other circumstances as may be established by applicable law.

     1.46 "Subsidiary". A company which is 50% or more owned, directly or indirectly, by the Company.

     1.47 "Taxable Income". After January 1, 1997, Compensation as determined under Code section 415(c) and related treasury regulation 1.415-2(d)(2) and (3) which includes, but is not limited to, an Employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer or a Related Company to the extent that the amounts are includible in gross income (including, but not limited to commissions, compensation for services on the basis of profits, overtime payments and bonuses) and excludes items such as:

          (a) contributions made by the Employer or a Related Company to a plan of deferred compensation which are not included in gross income for the taxable year in which contributed (including employer contributions to a simplified employee pension plan);

          (b)  distributions from a funded plan of deferred compensation;

          (c) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

          (d) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

          (e)  amounts which receive special tax benefits.

          Prior to January 1, 1997, Compensation in the amount reported by the Employer or a Related Company as "Wages, tips, other compensation" on Form W-2, or any successor method of reporting under Code section 6051.

     1.48 "Terminated Participant". A Participant who is not an Employee and for whom the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies.

     1.49 "The O'Brien Plan". The O'Brien Corporation Profit Sharing and Thrift Plan, a qualified profit sharing plan, as described in Code section 401(a), which includes a qualified cash or deferred arrangement, as described in Code section 401(k), as originally effective November 26, 1948.

     1.50 "Trade Date". Each day the Investment Funds are valued, which is normally every day the assets of such Funds are traded.

     1.51 "Trust". The trust established in connection with the Plan, as it may be amended from time to time.

     1.52 "Trustee". The person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

     1.53 "USERRA". The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

     1.54 "Year of Vesting Service". A 12 month Period of Employment. Years of Vesting Service shall include service credited prior to July 5, 1996.

2.   ELIGIBILITY

     2.1  Eligibility

          For purposes of 401(k) Deferral Contributions, each individual who is an Eligible Employee on July 5, 1996 shall become a Participant on that date. Thereafter, for purposes of 401(k) Deferral Contributions, each other Eligible Employee shall become a Participant on the first day of the next payroll period after the date he or she completes one hour of service.

          For purposes of Company Match and Co. Profit Sharing Contributions, each other Eligible Employee shall become a Participant on the later of July 5, 1996 or the first day of the next payroll period after the date he or she completes a 12 month eligibility period in which he or she is credited with at least 1,000 Hours of Service. The initial eligibility period begins on the date an Employee first performs an Hour of Service. Subsequent eligibility periods begin with the start of each Plan Year beginning after the first Hour of Service is performed.

     2.2  Ineligible Employees

          If an Employee completes the above eligibility requirements, but is Ineligible at the time participation would otherwise begin (if he or she were not Ineligible), he or she shall become a Participant on the first subsequent date on which he or she is an Eligible Employee.

     2.3  Ineligible or Former Participants

          A Participant may not make or share in Plan Contributions, nor generally be eligible for a new Plan loan, during the period he or she is Ineligible, but he or she shall continue to participate for all other purposes. An Ineligible Participant or former Participant shall automatically become an active Participant on the date he or she again becomes an Eligible Employee.

3    PARTICIPANT CONTRIBUTIONS

     3.1  401(k) Deferral Contribution Election

          Upon becoming a Participant, an Eligible Employee may elect to reduce his or her Pay by an amount which does not exceed the Contribution Dollar Limit, within the limits described in the Contribution Percentage Limits paragraph of this Section 3, and have such amount contributed to the Plan by the Employer as a 401(k) Deferral Contribution. The election shall be made as a whole percentage of Pay in such manner and with such advance notice as prescribed by the Administrator. In no event shall an Employee's 401(k) Deferral Contributions under the Plan and comparable contributions to all other plans, contracts or arrangements of all Related Companies exceed the Contribution Dollar Limit for the Employee's taxable year beginning in the Plan Year.

     3.2  Changing a Contribution Election

          A Participant who is an Eligible Employee may change his or her 401(k) Deferral Contribution election as of any January 1, April 1, July 1 or October 1 in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date. Participants' Contribution election percentages shall automatically apply to Pay increases or decreases.

     3.3  Revoking and Resuming a Contribution Election

          A Participant may revoke his or her Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date.

          A Participant who is an Eligible Employee may resume Contributions by making a new Contribution election at the same time in which a Participant may change his or her election in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date.

     3.4  Contribution Percentage Limits

          The Administrator may establish and change from time to time, in writing, without the necessity of amending the Plan and Trust, the minimum, if applicable, and maximum 401(k) Deferral Contribution percentages, prospectively or retrospectively (for the current Plan
          Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Section 12. As of the Effective Date, the 401(k) Deferral Contribution minimum percentage is 1% and the maximum Contribution percentages are:

                               Highly
           Contribution     Compensated    All Other
               Type          Employees    Participants
          ---------------   -----------   ------------

          401(k) Deferral        9%            15%

          Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a Participant for a Plan Year exceed the maximum allowable under Code section 415.

     3.5  Refunds When Contribution Dollar Limit Exceeded

          A Participant who makes 401(k) Deferral Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 (or as late as April 14 if allowed by the Administrator) that an excess has occurred. In this event, the amount of the excess specified by the Participant, adjusted for investment gain or loss, shall be refunded to him or her by April 15 and shall not be included as an Annual Addition under Code section 415 for the year contributed. Refunds shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution. The excess amounts shall first be taken from unmatched 401(k) Deferral Contributions and then from matched 401(k) Deferral Contributions. Any Company Match Contributions attributable to refunded excess 401(k) Deferral Contributions as described in this Section shall be forfeited and used as described in Section 8.5 or to reduce Contributions made by an Employer as soon as administratively feasible.

     3.6  Timing, Posting and Tax Considerations

          Participants' Contributions, other than Rollover Contributions, may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant.

4    ROLLOVER CONTRIBUTIONS AND TRANSFERS FROM AND TO OTHER QUALIFIED PLANS

     4.1  Rollover Contributions

          The Administrator may authorize the Trustee to accept a Rollover Contribution in cash, directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he or she is not yet a Participant. The Employee shall be responsible for furnishing satisfactory evidence, in such manner as prescribed by the Administrator, that the amount qualifies as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii). Such amounts received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account.

          If the Administrator later determines that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Participant's Rollover Account shall immediately be
          (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Participant, and (3) distributed to the Participant. Any such amount shall be deemed never to have been a part of the Plan.

     4.2  Transfers From and To Other Qualified Plans

          The Administrator may instruct the Trustee to receive assets in cash or in-kind directly from another qualified plan or transfer assets in cash or in-kind directly to another qualified plan, in accordance with procedures established by the Trustee.

5    EMPLOYER CONTRIBUTIONS AND FORFEITURE ACCOUNT ALLOCATIONS

     5.1  Limitations and Order of Allocation

          (a) Limitations. The sum of the Company Match and Co. Profit Sharing Contributions made by the Employer for the Plan Year shall be the greater of the following:

               (1)  10% of the Employer's "net profits" for the Plan Year; or

               (2) an amount equal to 2% of the total of eligible Participants' Pay, plus 100% of the 401(k) Deferral Contributions made on behalf of eligible Participants up to a maximum of 3% of Pay.

          For purposes of (1) above, "net profits" for any Plan Year shall mean the Employer's net income or profits for such Plan Year, determined by the Employer upon the basis of its books of account, in accordance with sound accounting practices, but without any deduction for any federal or state taxes on income or for contributions made by the Employer to this Plan. If the Employer sustains a net loss in any Plan Year (after taking into account the charges, write-offs and deductions above mentioned) one-half of the amount of such net loss so determined shall be deducted from the net earnings of the succeeding Plan Year in determining the amount of net earnings to which the percentage specified in (1) above shall apply.

          For purposes of (2) above, eligible Participants are as described in Sections 5.2(a) and 5.3(a).

          (b) Order of Allocation. The order of allocation of Company Match and Co. Profit Sharing Contributions shall be as follows:

               (1) Co. Profit Sharing Contributions in an amount equal to 2% of the total of eligible Participants' Pay; then

               (2) Company Match Contributions in an amount equal to 100% of the 401(k) Deferral Contributions made on behalf of eligible Participants up to a maximum of 3% of Pay; then

               (3) if the sum of (1) and (2) is less than the limit set forth in the above Limitations paragraph, the differential shall be allocated as Co. Profit Sharing Contributions in the manner set forth in Section 5.3(b).

     5.2  Company Match Contributions

          (a) Frequency and Eligibility. For each Plan Year, the Employer shall make Company Match Contributions, as described in the following Allocation Method paragraph, on behalf of each Participant who contributed during the period and was an Employee on the last day of the period.

               Such Company Match Contributions shall also be made on behalf of each Participant who contributed during the period but who ceased being an Employee during the period after having attained age 65 or by reason of his or her Disability or death.

          (b) Allocation Method. The Company Match Contributions for each period shall total 100% of each eligible Participant's 401(k) Deferral Contributions for the period, provided that no Company Match Contributions shall be made based upon a Participant's Contributions in excess of 3% of his or her Pay.

          (c) Timing and Medium. The Employer shall make each period's Company Match Contribution in cash as soon as administratively feasible, and for purposes of deducting such Company Match Contribution, not later than the Employer's federal tax filing date, including extensions.

     5.3  Co. Profit Sharing Contributions and Forfeiture Account Allocations

          (a) Frequency and Eligibility. For each Plan Year, the Employer shall make a Co. Profit Sharing Contribution and determine the amount, if any, from the Forfeiture Account to be allocated as Co. Profit Sharing Contributions and allocate such amount, on behalf of each Participant who was an Employee on the last day of the period.

               Such Co. Profit Sharing Contributions shall also be made and Forfeiture Account amounts to be allocated as Co. Profit Sharing Contributions shall be allocated on behalf of each Participant who was an Eligible Employee at any time during the period but who ceased being an Employee during the period after having attained age 65, or by reason of his or her Disability or death.

          (b) Allocation Method. The Co. Profit Sharing Contribution for each period, shall be equal to 2% of each eligible Participant's Pay plus an amount which bears the same ratio to the remaining amount of Co. Profit Sharing Contributions, if any, and Forfeiture Account amounts, if any, to be allocated as Co. Profit Sharing Contributions, as the eligible Participant's points bear to the total points of all eligible Participants. One point shall be awarded for each full $100 of Pay and one point shall be awarded for each Year of Vesting Service.

          (c) Timing and Medium. The Employer shall make each period's Co. Profit Sharing Contribution in cash and allocate Forfeiture Account amounts, if any, in cash, as soon as administratively feasible, and for purposes of deducting such Co. Profit Sharing Contribution, not later than the Employer's federal tax filing date, including extensions.

     5.4  Compliance Contribution

          (a) Frequency and Eligibility. Effective January 1, 1999 for each Plan Year, the Employer shall make a Compliance Contribution, on behalf of each

               Participant who was an Eligible Employee at any time during the period, even if such Employee did not work 500 hours.

          (b) Such Compliance Contributions shall also be allocated on behalf of each Participant who was an Eligible Employee at any time during the period but who ceased being an Employee during the period after having attained age 65, or by reason of his or her Disability or death.

          (c) Allocation Method. The Compliance Contribution for each period, shall be equal to 3% of each eligible Participant's Pay.

          (d) Timing and Medium. The Employer shall make each period's Compliance Contribution in cash, as soon as administratively feasible, and for purposes of deducting such Compliance Contribution, not later than the Employer's federal tax filing date, including extensions.

     5.5  Contributions Following Qualified Military Service.

          (a) 401(k) Deferral Contributions. A Participant who returns to employment with an Employer or a Related Company following a period of qualified military service under USERRA shall be permitted to make additional 401(k) Deferral Contributions, within the limits of Sections 3.1 and 3.4 up to an amount equal to the 401(k) Deferral Contributions that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Pay during the period of qualified military service. 401(k) Deferral Contributions under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (i) 3 multiplied by the period of qualified military service under USERRA, and (ii) 5 years.

          (b) Company Match Contributions. The Employer shall contribute to the Plan, on behalf of each Participant who has made 401(k) Deferral Contributions as described in subsection (a) above, an amount equal to the Company Match Contribution that would have been required under Section 5.2 had such 401(k) Deferral Contributions been made during the period of qualified military service.

          (c) Co. Profit Sharing and Compliance Contributions. The Employer shall contribute to the Plan on behalf of each Participant who returns from qualified military service under USERRA as described in subsection (a) above, an amount equal to the Co. Profit Sharing and Compliance Contributions that would have been required under Sections 5.3 and/or 5.4 had such Participant continued to be employed and received Pay during the period of qualified military service.

          (d) Limitation on Crediting of Earnings and Forfeitures. Nothing in this Section 5.5 shall be construed as requiring (i) any crediting of earnings to a Participant with respect to any Participant or Employer Contributions before such Contribution is actually made, or (ii) any allocation of any forfeiture with respect to any period of qualified military service.

          (e) Application of Certain Limitations. To the extent required by Code section 414(u), the 401(k) Deferral Contributions, Company Match Contributions, Co. Profit Sharing Contributions and Compliance Contributions made under this Section shall be subject to the limitations described in Sections 12, 13 and 14 in the Plan Year to which such Contributions relate.

6    ACCOUNTING

     6.1  Individual Participant Accounting

          The Administrator shall maintain an individual set of Accounts for each Participant in order to reflect transactions both by type of Account and investment medium. Financial transactions shall be accounted for at the individual Account level by posting each transaction to the appropriate Account of each affected Participant. Participant Account values shall be maintained in shares for the Investment Funds and in dollars for the Loan Accounts. At any point in time, the Account value shall be determined using the most recent Trade Date values provided by the Trustee.

     6.2  Trade Date Accounting and Investment Cycle

          Participant Account values shall be determined as of each Trade Date.

     6.3  Accounting for Investment Funds

          Investments in each Investment Fund shall be maintained in shares. The Trustee is responsible for determining the share values of each Investment Fund as of each Trade Date. To the extent an Investment Fund is comprised of collective investment funds of the Trustee, or any other fiduciary to the Plan, the share values shall be determined in accordance with the rules governing such collective investment funds, which are incorporated herein by reference. All other share values shall be determined by the Trustee. The share value of each Investment Fund shall be based on the fair market value of its underlying assets.

     6.4  Payment of Fees and Expenses

          Except to the extent Plan fees and expenses related to Account maintenance, transaction and Investment Fund management and maintenance, as set forth below, are paid by the Employer directly, or indirectly, through the Forfeiture Account as directed by the Administrator, such fees and expenses shall be paid as set forth below. The Employer may pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination.

          (a) Account Maintenance: Account maintenance fees and expenses, may include but are not limited to, administrative, Trustee, government annual report preparation, audit, legal, nondiscrimination testing and fees for any other special services. Account maintenance fees shall be charged to Participants on a per Participant basis provided that no fee shall reduce a Participant's Account balance below zero.

          (b) Transaction: Transaction fees and expenses, may include but are not limited to, periodic installment payment, Investment Fund election change and loan fees. Transaction fees shall be charged to the Participant's Account involved in the transaction provided that no fee shall reduce a Participant's Account balance below zero. After migration to MLII there will be no limit on the number of Investment Fund election changes and no fees assessed on investment fund election changes by a Participant.

          (c) Investment Fund Management and Maintenance: Management and maintenance fees and expenses related to the Investment Funds shall be charged at the Investment Fund level and reflected in the net gain or loss of each Fund.

          As of the Effective Date, a breakdown of which Plan fees and expenses shall generally be borne by the Trust (and charged to individual Participants' Accounts or charged at the Investment Fund level and reflected in the net gain or loss of each Investment Fund) and those that shall be paid by the Employer, directly or indirectly, may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

          The Trustee shall have the authority to pay any such fees and expenses, which remain unpaid by the Employer for 60 days, from the Trust.

     6.5  Accounting for Participant Loans

          Participant loans shall be held in a separate Loan Account of the Participant and accounted for in dollars as an earmarked asset of the borrowing Participant's Account.

     6.6  Error Correction

          The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee as agreed to between the Trustee and the Employer, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use amounts from the Forfeiture Account.

     6.7  Participant Statements

          The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible.

     6.8  Special Accounting During Conversion Period

          The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

     6.9  Accounts for QDRO Beneficiaries

          A separate Account shall be established for an alternate payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

          (a) Distributions Pursuant to QDROs. If a QDRO so provides, the portion of a Participant's Account payable to an alternate payee may be distributed, in a form as permissible under Section 11 and Code section 414(p), to the alternate payee at the time specified in the QDRO, regardless of whether the Participant is entitled to a distribution from the Plan at such time.

          (b) Participant Loans. Except to the extent required by law, an alternate payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the alternate payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant's Account and shall not be divided between the Participant's and alternate payee's Accounts.

          (c) Investment Direction. Where a separate Account has been established on behalf of an alternate payee and has not yet been distributed, the alternate payee may direct the investment of such Account in the same manner as if he or she were a Participant.

7    INVESTMENT FUNDS AND ELECTIONS

     7.1  Investment Funds

          Except for Participants' Loan Accounts, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds offered to Participants and may change the number or composition of the Investment Funds, subject to the terms and conditions agreed to with the Trustee. The Investment Funds offered under the Plan may be changed from time to time by the Administrator, in writing, and as agreed to by the Trustee, without the necessity of amending the Plan and Trust.

     7.2  Investment Fund Elections

          Each Participant shall direct the investment of all of his or her Accounts{ except for these Accounts:

               Company Match Account
               Company Match (Pre-7/5/96) Account
               Co. Profit Sharing Account
               Co. Profit Sharing (Pre-7/5/96) Account

          which shall be entirely invested in the Investment Fund specified by the Administrator. Prior to July 30, 1999, however, a Participant who attained age 55 may direct the investment of the balances in his or her Company Match, Company Match (Pre-7/5/96), Co. Profit Sharing and Co. Profit Sharing (Pre-7/5/96) Accounts. Future amounts allocated to his or her Company Match, Co. Profit Sharing and O'Brien Pre-07/05/96 Accounts shall continue to be entirely invested in the Investment Fund specified by the Administrator, until otherwise directed by the Participant.

          Effective August 1, 1999, however, a Participant who has attained age 50 may direct the investment of the balances in his or her Company Match, Company Match (Pre-7/5/96), Co. Profit Sharing and Co. Profit Sharing (Pre-7/5/96) Accounts. Future amounts allocated to his or her Company Match, Co. Profit Sharing and O'Brien Pre-07/05/96 Accounts shall continue to be entirely invested in the Investment Fund specified by the Administrator, until otherwise directed by the Participant.

          A Participant shall make his or her investment election in any combination of one or any number of the Investment Funds offered in accordance with the procedures established by the Administrator and Trustee. However, during any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of Participant investment elections.

          The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum, if any, may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

     7.3  Responsibility for Investment Choice

          Each Participant shall be solely responsible for the selection of his or her Investment Fund choices. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his or her Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

     7.4  Default if No Election

          The Administrator shall specify an Investment Fund for the investment of that portion of a Participant's Account which is not yet held in an Investment Fund and for which no valid investment election is on file. The Investment Fund may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

     7.5  Timing

          A Participant shall make his or her initial investment election upon becoming a Participant and may change his or her investment election at any time in accordance with the procedures established by the Administrator.

     7.6  Investment Fund Election Change Fees

          A reasonable processing fee may be charged directly to a Participant's Account for Investment Fund election changes in excess of a specified number per year as determined by the Administrator. After migration to MLII there will be no limit on the number of Investment Fund election changes and no fees assessed on Investment Fund election changes by a Participant.

8    VESTING & FORFEITURES

     8.1  Fully Vested Accounts

          A Participant shall be fully vested in these Accounts at all times:

               401(k) Deferral Account
               Employee Account
               Rollover Account
               Company Match (Pre-7/5/96) Account
               Co. Profit Sharing (Pre-7/5/96) Account
               Compliance Account

     8.2  Full Vesting Upon Certain Events

          A Participant's entire Account shall become fully vested once he or she has attained his or her Normal Retirement Date as an Employee or upon his or her terminating employment with all Related Companies due to his or her Disability or death.

     8.3  Vesting Schedule

          Effective August 1, 1999, in addition to the vesting provided above, a Participant's Company Match and Co. Profit Sharing Accounts shall become vested in accordance with the following schedule:

           Years of Vesting     Vested
                Service       Percentage
          -----------------   ----------
             Less than 1            0%
          1 but less than 2        20%
          2 but less than 3        40%
          3 but less than 4        60%
          4 but less than 5        80%
              5 or more           100%

          Prior to July 30, 1999, a Participant's Company Match and Co. Profit Sharing Accounts shall become vested in accordance with the following schedule:

           Years of Vesting     Vested
                Service       Percentage
          -----------------   ----------
             Less than 3            0%
          3 but less than 4        30%
          4 but less than 5        40%
          5 but less than 6        60%
          6 but less than 7        80%

              7 or more           100%

          If this vesting schedule is changed, the vested percentage for each Participant shall not be less than his or her vested percentage determined as of the last day prior to this change, and for any Participant with at least three Years of Vesting Service when the schedule is changed, vesting shall be determined using the more favorable vesting schedule.

     8.4  Forfeitures Prior to July 30, 1999

          A Terminated Participant shall forfeit his or her non-vested Account balance as of the Settlement Date following the date on which he or she is determined to be a Terminated Participant.

     8.5  Forfeitures Prior to August 1, 1999

          A Terminated Participant shall forfeit his or her non-vested Account balance as soon as administratively feasible after the earliest of the date he or she:

          (a) is determined to be a Terminated Participant, if his or her vested Account balance is zero;

          (b) receives a complete distribution of his or her vested Account balance; or

          (c)  incurs a Break in Service.

          Forfeitures from all Accounts subject to vesting shall be transferred to and maintained in the Forfeiture Account.

     8.6  Use of Forfeiture Account Amounts

          Forfeiture Account amounts shall be utilized to restore Accounts, to pay Plan fees and expenses and in accordance with Section 5 may increase the amount allocated as Co. Profit Sharing Contributions as directed by the Administrator.

     8.7  Rehired Employees

          (a) Service Restoration. If a former Employee is rehired, all Periods of Employment credited when his or her employment last terminated shall be counted in determining his or her vested interest.

          (b) Account Restoration. If a former Employee is rehired before he or she has a Break in Service, the amount forfeited after his or her employment last terminated shall be restored to his or her Account. The restoration shall include the interest which would have been credited had such forfeiture been invested in the Investment Fund provided for in Section 7.4 from the date forfeited until the date the restoration amount is restored. The amount shall come from the Forfeiture Account to the extent possible, and any additional amount needed shall be contributed by the Employer. The vested interest in his or her restored Account shall then be equal to:

                              V% times (AB + D) - D

               where:

               V% = current vested percentage
               AB = current account balance
               D = amount previously distributed

9    PARTICIPANT LOANS

     9.1  Participant Loans Permitted

          Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section.

     9.2  Loan Application, Note and Security

          A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. All loans shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of his or her Account.

     9.3  Spousal Consent

          A Participant is required to obtain Spousal Consent in order to borrow from his or her Account under the Plan.

     9.4  Loan Approval

          The Administrator is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

     9.5  Loan Funding Limits, Account Sources and Funding Order

          The loan amount must meet all of the following limits as determined as of the date the loan is processed and shall be funded from the Participant's Accounts as follows:

          (a)  Plan Minimum Limit. The minimum amount for any loan is $1,000.

          (b) Plan Maximum Limit, Account Sources and Funding Order. Subject to the legal limit described in (c) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 100% of the following of the Participant's Accounts which are fully vested in:

                    401(k) Deferral Account
                    Company Match (Pre-7/5/96) Account
                    Co. Profit Sharing (Pre-7/5/96) Account
                    Company Match Account
                    Co. Profit Sharing Account
                    Rollover Account
                    Employee Account
                    Compliance Account

          (c) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50% of his or her vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest outstanding loan balance during the 12-month period ending on the day before the date as of which the loan is made. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of the Plan to the extent it would decrease the maximum loan amount.

     9.6  Maximum Number of Loans

          A Participant may have only one loan outstanding at any given time.

     9.7  Source and Timing of Loan Funding

          A loan to a Participant shall be made solely from the assets of his or her own Account. The available assets shall be determined first by Account type and then within each Account used for funding a loan, amounts shall be taken from each Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the loan is processed.

          The loan shall be funded on the Settlement Date following the Trade Date as of which the loan is processed.

     9.8  Interest Rate

          The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate is determined and may be changed from time to time by the Administrator, in writing, without the necessity of amending the Plan and Trust.

     9.9  Loan Payment

          Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full at any time. The Participant may choose the loan repayment period, not to exceed 5 years.

     9.10 Loan Payment Hierarchy

          Prior to migration to MLII, loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. After migration to MLII, loan principal payments shall be credited to the Participants' Accounts in the same order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments credited to Accounts for which the Participant directs investment as described in Section 7 are credited to the Investment Funds based upon the Participant's current investment election for new Contributions. Loan payments credited to Accounts for which the Participant does not direct investment as described in Section 7 are credited to the Investment Funds specified by the Administrator for such Accounts.

     9.11 Repayment Suspension

          The Administrator may agree to a suspension of loan payments for up to 3 months for a Participant who is on a Leave of Absence without pay. During the suspension period interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

     9.12 Loan Default

          Effective January 1, 1997, a loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

          In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

          Prior to January 1, 1997, a loan is treated as a default if scheduled loan payments are more than 90 days late. A Participant shall then have 30 days from the time he or she receives written notice of the default and a demand for past due amounts to cure the default before it becomes final.

          In the event of default, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

     9.13 Call Feature

          The Administrator shall have the right to call any Participant loan once a Participant's employment with all Related Companies has terminated or if the Plan is terminated.

10   IN-SERVICE WITHDRAWALS

     10.1 In-Service Withdrawals Permitted

          In-service withdrawals to a Participant who is an Employee are permitted pursuant to the terms and conditions set forth in this Section and pursuant to the terms and conditions set forth in Section 11 with regard to an in-service withdrawal made in accordance with a Participant's Required Beginning Date.

     10.2 In-Service Withdrawal Application and Notice

          A Participant shall apply for any in-service withdrawal in such manner and with such advance notice as prescribed by the Administrator. The Participant shall be provided the notice prescribed by Code section 402(f).

          Code sections 401(a)(11) and 417 do not apply to in-service withdrawals under the Plan as described in this Section. Effective for Plan Years beginning after December 31, 1996, an in-service withdrawal may therefore commence less than 30 days after the aforementioned notice is provided, if:

          (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notice to consider his or her option to elect or not elect a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution; and

          (b) the Participant after receiving such notice, affirmatively elects a Direct Rollover for all or a portion, if any, of his or her in-service withdrawal which shall constitute an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof.

     10.3 Spousal Consent

          A Participant is required to obtain Spousal Consent in order to receive an in-service withdrawal under the Plan.

     10.4 In-Service Withdrawal Approval

          The Administrator is responsible for determining that an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

     10.5 Minimum Amount, Payment Form and Medium

          The minimum amount for any type of in-service withdrawal is $1,000.

          The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

     10.6 Source and Timing of In-Service Withdrawal Funding

          An in-service withdrawal to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the in-service withdrawal is processed. The available assets shall be determined first by Account type and then within each Account used for funding an in-service withdrawal, amounts shall be taken from each Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the in-service withdrawal is processed.

          The in-service withdrawal shall be funded on the Settlement Date following the Trade Date as of which the in-service withdrawal is processed.

     10.7 Hardship Withdrawals

          (a) Requirements. A Participant who is an Employee may request the withdrawal of up to the amount necessary to satisfy a financial need including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need", and (2) which are "Deemed Necessary" to satisfy the financial need shall be approved.

          (b) "Deemed Financial Need". An immediate and heavy financial need relating to:

               (1) the payment of unreimbursable medical expenses described under Code section 213(d) incurred (or to be incurred) by the Employee, his or her spouse or dependents;

               (2) the purchase (excluding mortgage payments) of the Employee's principal residence;

               (3) the payment of unreimbursable tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Employee, his or her spouse or dependents;

               (4) the payment of amounts necessary for the Employee to prevent losing his or her principal residence through eviction or foreclosure on the mortgage; or

               (5)  any other circumstance specifically permitted under Code section 401(k)(2)(B)(i)(IV).

          (c) "Demonstrated Financial Need". Effective October 23, 1997, a determination by the Administrator that an immediate and heavy financial need exists relating to:

               (1) a sudden and unexpected illness or accident to the Employee or his or her spouse or dependents;

               (2) the loss, due to casualty, of the Employee's property other than nonessential property (such as a boat or a television); or

               (3) some other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

          (d) "Deemed Necessary". A withdrawal is "deemed necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

               (1) the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from the Plan and all other plans maintained by Related Companies;

               (2) the Administrator shall suspend the Employee from making any contributions to the Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

               (3) the Administrator shall reduce the Contribution Dollar Limit for the Employee with regard to the Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's 401(k) Deferral Contributions for the calendar year of the withdrawal.

          (e) Account Sources and Funding Order. All available amounts must first be withdrawn from a Participant's Employee Account. The remaining withdrawal amount shall come from the following of the Participant's fully vested Accounts:

                    Rollover Account
                    Company Match (Pre-7/5/96) Account
                    Company Match Account
                    Co. Profit Sharing (Pre-7/5/96) Account
                    Co. Profit Sharing Account
                    401(k) Deferral Account

               The amount that may be withdrawn from a Participant's 401(k) Deferral Account shall not include any earnings credited to his or her 401(k) Deferral Account after the start of the first Plan Year beginning after December 31, 1988.

          (f) Permitted Frequency. Effective August 1, 1999, the maximum number of Hardship withdrawals permitted to a Participant in any three-month period is one.

          (g) Suspension from Further Contributions. Upon making a Hardship withdrawal, a Participant may not make additional 401(k) Deferral Contributions (or additional contributions to all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies) for a period of 12 months from the date the withdrawal payment is made.

     10.8 Employee Account Withdrawals

          (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

          (b) Account Sources and Funding Order. The withdrawal amount shall come from a Participant's Employee Account.

          (c) Permitted Frequency. The maximum number of Employee Account withdrawals permitted to a Participant in any three-month period is one.

          (d) Suspension from Further Contributions. An Employee Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

     10.9 Rollover Account Withdrawals

          (a) Requirements. A Participant who is an Employee may withdraw from the Accounts listed in paragraph (b) below.

          (b) Account Sources and Funding Order. The withdrawal amount shall come from a Participant's Rollover Account.

          (c) Permitted Frequency. The maximum number of Rollover Account withdrawals permitted to a Participant in any three-month period is one.

          (d) Suspension from Further Contributions. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

     10.10 Over Age 59 1/2 Withdrawals

          (a) Requirements. A Participant who is an Employee and over age 59 1/2 may withdraw from the Accounts listed in paragraph (b) below.

          (b) Account Sources and Funding Order. The withdrawal amount shall come from the following of the Participant's fully vested
               Accounts:

                    Rollover Account
                    401(k) Deferral Account
                    Company Match Account
                    Company Match (Pre-7/5/96) Account
                    Co. Profit Sharing Account
                    Co. Profit Sharing (Pre-7/5/96) Account

                    Employee Account
                    Compliance Account

          (c) Permitted Frequency. The maximum number of Over Age 59 1/2 withdrawals permitted to a Participant in any three-month period is one.

          (d) Suspension from Further Contributions. An Over Age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11 DISTRIBUTIONS ONCE EMPLOYMENT ENDS OR BY REASON OF A PARTICIPANT'S REQUIRED BEGINNING DATE

     11.1 Benefit Information, Notices and Election

          A Participant, or his or her Beneficiary in the case of his or her death, shall be provided with information regarding all optional times and forms of distribution available under the Plan, including the notices prescribed by Code sections 402(f) and 411(a)(11). Subject to the other requirements of this Section, a Participant, or his or her Beneficiary in the case of his or her death, may elect, in such manner and with such advance notice as prescribed by the Administrator, to have his or her vested Account balance distributed beginning upon any Settlement Date following the Participant's termination of employment with all Related Companies and a reasonable period of time during which the Administrator shall process, and inform the Trustee of, the Participant's termination or, if earlier, at the time of the Participant's Required Beginning Date.

          Notwithstanding, if a Participant's termination of employment with all Related Companies does not constitute a separation from service for purposes of Code section 401(k)(2)(B)(i)(I) or otherwise constitute an event set forth under Code section 401(k)(10)(A)(ii) or (iii) as described in Section 17.3, the portion of a Participant's Account subject to the distribution rules of Code section 401(k) may not be distributed until such time as he or she separates from service for purposes of Code section 401(k)(2)(B)(i)(I) or, if earlier, upon such other event as described in Code section 401(k)(2)(B) and as provided for in the Plan.

          A distribution may commence less than 30 days, but more than seven days (if such distribution is one to which Code sections 401(a)(11) and 417 apply), after the aforementioned notices are provided, if:

          (a) the Participant is clearly informed that he or she has the right to a period of at least 30 days after receipt of such notices to consider the decision as to whether to elect a distribution and if so to elect a particular form of distribution and to elect or not elect a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution; and

          (b) the Participant after receiving such notices, affirmatively elects a distribution and a Direct Rollover for all or a portion, if any, of his or her distribution which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him or her, thereby not electing a Direct Rollover for all or a portion thereof; and

          (c) if such distribution is one to which Code sections 401(a)(11) and 417 apply, the Participant's election includes Spousal Consent.

     11.2 Spousal Consent

          A Participant is required to obtain Spousal Consent in order to receive a distribution under the Plan.

     11.3 Payment Form and Medium

          A Participant may elect to be paid in any of these forms:

          (a)  a single lump sum,

          (b)  a portion paid in a lump sum, and the remainder paid later,

          (c) periodic installments over a period not to exceed the life expectancy of the Participant and his or her Beneficiary, or

          (d) for a single Participant, a single life annuity and for a married Participant, a joint and 50% survivor annuity with his or her spouse as the joint annuitant.

          Any annuity option permitted shall be provided through the purchase of a non-transferable single premium contract from an insurance company which must conform to the terms of the Plan and which shall be distributed to the Participant or Beneficiary in complete satisfaction of the benefit due.

          Distributions other than annuity contracts shall be made in cash, except to the extent a distribution consists of a loan call as described in Section 9. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

     11.4 Source and Timing of Distribution Funding

          A distribution to a Participant shall be made solely from the assets of his or her own Account and shall be based on the Account values as of the Trade Date the distribution is processed. The available assets shall be determined first by Account type and then within each Account used for funding a distribution, amounts shall be taken from each Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Trade Date on which the distribution is processed.

          The distribution shall be funded on the Settlement Date following the Trade Date as of which the distribution is processed.

     11.5 Deemed Distribution

          For purposes of Section 8.4, if at the time a Participant is determined to be a Terminated Participant, his or her vested Account balance attributable to Accounts subject to vesting as described in
          Section 8, is zero, his or her vested Account balance shall be deemed distributed as of the Settlement Date following the date on which he or she is determined to be a Terminated Participant.

     11.6 Latest Commencement Period

          In addition to any other Plan requirements and unless a Participant elects otherwise, his or her benefit payments shall begin not later than 60 days after the end of the Plan Year in which he or she attains his or her Normal Retirement

          Date or retires, whichever is later. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his or her vested Account balance distributed, shall be deemed an election by the Participant to defer his or her distribution but in no event shall his or her benefit payments commence later than his or her Required Beginning Date.

          With regard to a Participant who is an Employee and who commenced benefit payments in accordance with Code section 401(a)(9) as in effect prior to January 1, 1997, and who is not a 5% Owner, he or she may, but is not required to, discontinue such benefit payments until he or she is otherwise required to again commence benefit payments in accordance with Code section 401(a)(9) as in effect for calendar years commencing after December 31, 1996. A Participant who elects to discontinue such benefit payments in accordance with the preceding sentence shall thereby render his or her existing payment election and, if applicable, any Spousal Consent to such election, as void and a new election including, if applicable, Spousal Consent to such new election, shall be required subject to the provisions of Section 11 at the time he or she is required to again commence benefit payments in accordance with Code section 401(a)(9) as in effect for calendar years commencing after December 31, 1996.

          If benefit payments cannot begin at the time required because the location of the Participant cannot be ascertained (after a reasonable search), the Administrator may, at any time thereafter, treat such person's Account as forfeited subject to the provisions of Section 16.6.

     11.7 Payment Within Life Expectancy

          The Participant's payment election must be consistent with the requirement of Code section 401(a)(9) that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Participant and his or her Beneficiary. The life expectancies of a Participant and his or her Beneficiary may not be recomputed annually.

     11.8 Incidental Benefit Rule

          The Participant's payment election must be consistent with the requirement that, if the Participant's spouse is not his or her sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the calendar year preceding the calendar year that includes the Participant's Required Beginning Date, shall not be less than the quotient obtained by dividing (a) the Participant's vested Account balance as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Code section 401(a)(9).

     11.9 Payment to Beneficiary

          Payment to a Beneficiary must either: (1) be completed by the end of the calendar year that contains the fifth anniversary of the Participant's death or (2) begin by the end of the calendar year that contains the first anniversary of the Participant's death and be completed within the period of the Beneficiary's life or life expectancy, except that:

          (a) If the Participant dies after his or her Required Beginning Date, payment to his or her Beneficiary must be made at least as rapidly as provided in the Participant's distribution election;

          (b) If the surviving spouse is the Beneficiary, payments need not begin until the later of (i) the end of the calendar year that includes the first anniversary of the Participant's death, or
               (ii) the end of the calendar year in which the Participant would have attained age 70 1/2 and must be completed within the spouse's life or life expectancy; and

          (c) If the Participant and the surviving spouse who is the Beneficiary die (i) before the Participant's Required Beginning Date and (ii) before payments have begun to the spouse, the spouse shall be treated as the Participant in applying these rules.

     11.10 Beneficiary Designation

          Each Participant may complete a beneficiary designation form indicating the Beneficiary who is to receive the Participant's remaining Plan interest at the time of his or her death. The designation may be changed at any time. However, a Participant's spouse shall be the sole primary Beneficiary unless the designation includes Spousal Consent for another Beneficiary. If no proper designation is in effect at the time of a Participant's death or if the Beneficiary does not survive the Participant, the Beneficiary shall be, in the order listed, the:

          (a)  Participant's surviving spouse,

          (b) Participant's children, in equal shares, (or if a child does not survive the Participant, and that child leaves issue, the issue shall be entitled to that child's share, by right of representation) or

          (c)  Participant's estate.

     11.11 QJSA and QPSA Information and Elections

          The following definitions, information and election rules shall apply to any Participant who elects payment in the form of an annuity:

          (a) Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit. Such date shall be a date no earlier than the expiration of the 7-day period that commences the day after the information described in the QJSA Information to a Participant paragraph below is provided to the Participant.

          (b) "QJSA". A qualified joint and survivor annuity, meaning for a married Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life and providing that, if the Participant's spouse survives him or her, monthly payments equal to 50% of the amount payable to the Participant during his or her lifetime shall be paid to the spouse for the remainder of such person's lifetime and for a single Participant, a form of benefit payment which is the actuarial equivalent of the Participant's vested Account balance at the Annuity Starting Date, payable to the Participant in monthly payments for life.

          (c) "QPSA". A qualified pre-retirement survivor annuity, meaning that upon the death of a Participant before the Annuity Starting Date, the vested portion of the Participant's Account becomes payable to the surviving spouse as a life annuity, except to the extent of any Loan Account balance, unless Spousal Consent has been given to a different Beneficiary or the surviving spouse chooses a different form of payment.

          (d) QJSA Information to a Participant. No more than 90 days before the Annuity Starting Date, each Participant shall be given a written explanation of (1) the terms and conditions of the QJSA,
               (2) the right to a period of at least 30 days after receipt of the written explanation to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, (3) the right to revoke this election and the effect of this revocation, and (4) the need for Spousal Consent.

          (e) QJSA Election. A Participant may elect, and such election shall include Spousal Consent if married, at any time within the 90 day period ending on the Annuity Starting Date, to (1) waive the right to receive the QJSA and elect an optional form of payment, or (2) revoke or change any such election.

          (f) QPSA Beneficiary Information to a Participant. Upon becoming a Participant, and with updates as needed to insure such information is accurate and readily available to each Participant who is between the ages of 32 and 35, each married Participant shall be given written information stating that (1) his or her death benefit is payable to his or her surviving spouse, (2) he or she may choose that the benefit be paid to a different Beneficiary, (3) he or she has the right to revoke or change a prior designation and the effects of such revocation or change, and (4) the need for Spousal Consent.

          (g) QPSA Beneficiary Designation by Participant. A married Participant may designate, with Spousal Consent, a non-spouse Beneficiary at any time after the Participant has been given the information in the QPSA Beneficiary Information to Participant paragraph above and upon the earlier of (1) the date the Participant has terminated employment, or (2) the beginning of the Plan Year in which the Participant attains age 35.

          (h) QPSA Information to a Surviving Spouse. Each surviving spouse shall be given a written explanation of (1) the terms and conditions of being paid his or her Account balance in the form of a single life annuity, (2) the right to make an election to waive this form of payment and choose an optional form of payment and the effect of this election, and (3) the right to revoke this election and the effect of this revocation.

          (i) QPSA Election by Surviving Spouse. A surviving spouse may elect, at any time up to the Annuity Starting Date, to (1) waive the right to receive a single life annuity and elect an optional form of payment, or (2) revoke or change any such election.

12   ADP AND ACP TESTS

     12.1 Contribution Limitation Definitions

          The following definitions are applicable to this Section 12 (where a definition is contained in both Sections 1 and 12, for purposes of
          Section 12 the Section 12 definition shall be controlling):

          (a) "ACP" or "Average Contribution Percentage". The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

          (b) "ACP Test". The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

          (c) "ADP" or "Average Deferral Percentage". The Average Percentage calculated using Deferrals allocated to Participants as of a date within the Plan Year.

          (d) "ADP Test". The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section 12.2).

          (e) "Average Percentage". The average of the calculated percentages (expressed as a percentage to the nearest one-hundredth of one percent) for Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his or her Compensation for the portion of the Plan Year in which he or she was an Eligible Employee while a Participant. (401(k) Deferral Contributions to the Plan or comparable contributions to plans of Related Companies which shall be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.)

          (f) "Contributions" shall include Company Match Contributions. In addition, Contributions may include 401(k) Deferral Contributions, but only to the extent that (1) the Employer elects to use them, (2) they are not used or counted in the ADP Test and (3) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

          (g) "Current Year Testing Method". The use of the Plan Year's ADP for the Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/or the use of the Plan Year's ACP for the Plan Year's NHCE Group for purposes of performing the Plan Year's ACP Test.

          (h)  "Deferrals" shall include 401(k) Deferral Contributions.

          (i) "HCE" or "Highly Compensated Employee". For Plan Years commencing after December 31, 1996, with respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):

               (1) Was a more than 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

               During the preceding Plan Year, received Compensation in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)) and, if elected by the Employer, was in the top-paid group of Employees (as defined in section 414(q) of the Code).A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

          (j) "HCE Group" and "NHCE Group". With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the respective Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or (ii) the ACP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

               (1) If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

               (2) If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage; provided, however, that those Deferrals contributed to the plan that are not permitted to be aggregated with the Plan under Treas. Reg.
                    section 1.401(k)-1(b)(3)(ii)(B) and those Contributions contributed to a plan that are not permitted to be aggregated with the Plan under Treas. Reg. section 1.401(m)-1(b)(3)(ii) shall be excluded. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

          (k) "Multiple Use Test". The test described in Section 12 which a Plan must meet where the Alternative Limitation (described in Section 12.2) is used to meet both the ADP and ACP Tests.

          (l) "NHCE" or "Non-Highly Compensated Employee". An Employee who is not an HCE.

          (m) "Prior Year Testing Method". The use of the preceding Plan Year's ADP for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ADP Test and/or the use of the preceding Plan Year's ACP for the preceding Plan Year's NHCE Group for purposes of performing the Plan Year's ACP Test.

     12.2 ADP and ACP Tests

          For Plan Years commencing after December 31, 1998, the plan shall be deemed to satisfy the ADP and ACP Tests for which the contribution and notice requirements of section 401(k)(12) of the Code are satisfied, each as more fully described in IRS Notice 98-52 or as may later be more fully described or modified by any superseding guidance provided by a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

          For Plan Years commencing before January 1, 1997, for each Plan Year, the Current Year Testing Method shall be used and the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective ADP and ACP for the NHCE Group, defined below.

          For Plan Years commencing after December 31, 1996 and before January 1, 1999, for each Plan Year, the Prior Year Testing Method shall be used and the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

          (a)  Basic Limitation. The HCE Group Average Percentage may not exceed
               1.25 times the NHCE Group Average Percentage.

          (b) Alternative Limitation. The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

            If the NHCE Group          Then the Maximum HCE
          Average Percentage is:   Group Average Percentage is:
          ----------------------   ----------------------------

               Less than 2%        2 times NHCE Group Average %

                 2% to 8%          NHCE Group Average % plus 2%
               More than 8%        NA - Basic Limitation applies

     12.3 Correction of ADP and ACP Tests for Plan Years Commencing After December 31, 1996 and Before January 1, 1999

          For Plan Years commencing after December 31, 1996 and before January 1, 1999, for each Plan Year, if the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

          With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCE's actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

          (a) ADP Correction. The HCE with the highest Deferral dollar amount shall have his or her Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his or her Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

               To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, 401(k) Deferral Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by 401(k) Deferral Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched 401(k) Deferral Contributions and then from matched 401(k) Deferral Contributions. Any Company Match Contributions attributable to refunded excess 401(k) Deferral Contributions as described in this Section, adjusted for investment gain or loss for the Plan Year to which the excess 401(k) Deferral Contributions relate, shall be forfeited and used as described in Section 8 or to reduce future Contributions to be made by an Employer as soon as administratively feasible.

          (b) ACP Correction. The HCE with the highest Contribution dollar amount shall have his or her Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his or her Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

               To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Company Match Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Section 8 or to reduce future Contributions to be made by an Employer as soon as administratively feasible to the extent such amounts were not vested, as of the end of the Plan Year being tested.

          (c) Investment Fund Sources. Once the amount of excess Deferrals and/or Contributions is determined, and with regard to excess Contributions, allocated by type of Contribution, within each Account from which amounts are refunded or forfeited, amounts shall be taken from each Investment Fund in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his or her Loan Account balance) as of the Trade Date on which the correction is processed.

     12.4 Multiple Use Test

          Effective for years beginning before January 1, 2002, if the Alternative Limitation (defined in Section 12.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

          (a) the Basic Limitation (defined in Section 12.2) applied to either the ADP or ACP for the NHCE Group, and

          (b) the Alternative Limitation applied to the other NHCE Group percentage.

     12.5 Correction of Multiple Use Test

          If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be corrected in the same manner that the distribution of excess Deferrals or Contributions are corrected.

     12.6 Adjustment for Investment Gain or Loss

          Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with Section 12.3 or 12.5 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution.

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

     12.7 Testing Responsibilities and Required Records

          The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. In carrying out its responsibilities, the Administrator shall have sole discretion to limit or reduce Deferrals or Contributions at any time. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

     12.8 Separate Testing

          (a) Multiple Employers: The determination of HCEs, NHCEs, and the performance of the ADP Test, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be made separately with regard to the Employees of each Employer (and its Related Companies) that is not a Related Company with the other Employer(s).

          (b) Collective Bargaining Units: The performance of the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be applied separately to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

          In addition, separate testing may be applied, at the discretion of the Administrator and to the extent permitted under Treasury regulations, to any group of Employees for whom separate testing is permissible.

13   MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

     13.1 "Annual Addition" Defined

          The sum for a Plan Year of all (i) contributions (excluding rollover contributions) and forfeitures allocated to the Participant's Account and his or her account in all other defined contribution plans maintained by any Related Company, (ii) amounts allocated to the Participant's individual medical account (within the meaning of Code section 415(l)(2)) which is part of a defined benefit plan maintained by any Related Company, and (iii) if the Participant is a key employee (within the meaning of Code section 419A(d)(3)) for the applicable or any prior Plan Year, amounts attributable to post-retirement medical benefits allocated to his or her separate account under a welfare benefit fund (within the meaning of Code section 419(e)) maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

     13.2 Maximum Annual Addition

          A Participant's Annual Addition for any Plan Year shall not exceed the lesser of (i) 25% of his or her Taxable Income or (ii) $30,000 (as adjusted for cost of living increases pursuant to Code section 415(d)); provided, however, that clause (i) shall not apply to Annual Additions described in clauses (ii) and (iii) of Section 13.1 and except that for Plan Years commencing after December 31, 1997, "Compensation" shall be substituted for the preceding reference to "Taxable Income" (i) 25% of his or her Compensation or (ii) $30,000 (as adjusted for cost of living increases pursuant to Code section 415(d)); provided, however, that clause (i) shall not apply to Annual Additions described in clauses (ii) and (iii) of Section 13.1.

          If the Code section 415 limitation year consists of fewer than 12 months, the dollar limitation in (ii) above shall be the otherwise applicable limit for such limitation year multiplied by a fraction, the numerator of which is the number of months in the short limitation year and the denominator of which is 12.

     13.3 Avoiding an Excess Annual Addition

          If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

     13.4 Correcting an Excess Annual Addition

          Upon the discovery of an excess Annual Addition to a Participant's Account (resulting from forfeitures, allocations, reasonable error in determining Participant compensation or the amount of elective contributions), or other facts and circumstances acceptable to the Internal Revenue Service), the excess amount (adjusted to reflect investment gains) shall first be returned to the Participant to the extent of his or her 401(k) Deferral Contributions (however to the extent 401(k) Deferral Contributions were matched, the applicable Company

          Match Contributions shall be forfeited in proportion to the returned matched 401(k) Deferral Contributions) and the remaining excess, if any, shall be forfeited by the Participant and used as described in
          Section 8.5 or to reduce Contributions made by an Employer as soon as administratively feasible.

     13.5 Correcting a Multiple Plan Excess

          If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to the Plan only after all possible reductions have been made to the other defined contribution plans.

     13.6 Combined Plan Limits and Correction

          For Plan Years beginning before January 1, 2000, if a Participant has also participated in a defined benefit plan maintained by a Related Company, the sum of the defined benefit fraction (as defined in Code section 415(e)(2) for the applicable period) and the defined contribution fraction (as defined in Code section 415(e)(3) for the applicable period) for any Plan Year may not exceed 1.0. If the combined fraction exceeds 1.0 for any Plan Year, the Participant's benefit under any defined benefit plan (to the extent it has not been distributed or used to purchase an annuity contract) shall be limited so that the combined fraction does not exceed 1.0 before any defined contribution limits shall be enforced.

14   TOP HEAVY RULES

     14.1 Top Heavy Definitions

          When capitalized, the following words and phrases have the following meanings when used in this Section:

          (a) "Aggregation Group". The group consisting of each qualified plan of an Employer (and its Related Companies) (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Employer may also treat any other qualified plan as part of the group if the group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

          (b) "Determination Date". The last Trade Date of the preceding Plan Year or, in the case of the Plan's first year, the last Trade Date of the first Plan Year.

          (c) "Key Employee". A current or former Employee (or his or her Beneficiary) who at any time during the five year period ending on the Determination Date was:

               (1) an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

                      Number of Employees               Number of
                    not Excluded Under Code           Highest Paid
                       Section 414(q)(8)            Officers Included
                    -----------------------         -----------------

                         Less than 30                       3
                           30 to 500              10% of the number of
                                                 Employees not excluded
                                              under Code section 414(q)(8)
                         More than 500                     50

               (2)  a more than 5% Owner,

               (3)  a more than 1% Owner whose Compensation exceeds $150,000, or

               (4) a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

          (d) "Plan Benefit". The sum as of the Determination Date of (1) an Employee's Account, (2) the present value of his or her other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such date. Plan Benefits shall exclude rollover contributions and plan to plan transfers made after December 31, 1983 which are both employee initiated and from a plan maintained by a non-related employer.

          (e) "Top Heavy". The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five year period), are excluded in the determination.

     14.2 Special Contributions

          (a) Minimum Contribution Requirement. For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non- related employer) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Taxable Income. The Administrator shall remove any such contributions (including applicable investment gain or loss) credited to a Key Employee's Account in violation of the foregoing rule and return them to the Employer or Employee to the extent permitted by the Limited Return of Contributions paragraph of Section 17.

          (b) Overriding Minimum Benefit. Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If the Plan is part of an aggregation group in which a Key Employee is receiving a benefit and no minimum is provided in any other plan, a minimum contribution of at least 3% Taxable Income shall be provided to the Participants specified in the preceding paragraph. In addition, the Employer may offset a defined benefit minimum by contributions (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) made to the Plan. Except that for Plan Years commencing after December 31, 1997, "Compensation" shall be substituted for the preceding references to "Taxable Income".

     14.3 Special Vesting

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

          If the Plan becomes Top Heavy after the Effective Date, vesting for all Employees shall thereafter be accelerated to the extent the following vesting schedule produces a greater vested percentage for the Employee than the normal vesting schedule at any relevant time:

          Years of Vesting            Vested
                 Service            Percentage
          -----------------------   ----------

               Less than 2               0%
            2 but less than 3           20%
            3 but less than 4           40%
            4 but less than 5           60%
            5 but less than 6           80%
                6 or more              100%

     14.4 Adjustment to Combined Limits for Different Plans

          For each Plan Year beginning before January 1, 2000 in which the Plan is Top Heavy, 100% shall be substituted for 125% in determining the defined benefit fraction and the defined contribution faction.

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

15   PLAN ADMINISTRATION

     15.1 Plan Delineates Authority and Responsibility

          Plan fiduciaries include the Company, the Administrator, the Committee and/or the Trustee, as applicable, whose specific duties are delineated in the Plan and any separate trust agreement between the Company and the Trustee. In addition, Plan fiduciaries also include any other person to whom fiduciary duties or responsibilities are delegated with respect to the Plan. Any person or group may serve in more than one fiduciary capacity with respect to the Plan. To the extent permitted under ERISA section 405, no fiduciary shall be liable for a breach by another fiduciary.

     15.2 Fiduciary Standards

          Each fiduciary shall:

          (a) discharge his or her duties in accordance with the Plan and Trust to the extent they are consistent with ERISA;

          (b) use that degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

          (c) act with the exclusive purpose of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;

          (d) diversify Plan investments, to the extent such fiduciary is responsible for directing the investment of Plan assets, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

          (e) treat similarly situated Participants and Beneficiaries in a uniform and nondiscriminatory manner.

     15.3 Company is ERISA Plan Administrator

          The Company is the plan administrator, within the meaning of ERISA section 3(16), which is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator and/or Committee shall have any necessary authority to carry out such functions through the actions of the Administrator, duly appointed officers of the Company, and/or the Committee.

     15.4 Administrator Duties

          The Administrator shall have the discretionary authority to construe the Plan, and to do all things necessary or convenient to effect the intent and purposes thereof, whether or not such powers are specifically set forth in the Plan and Trust. Actions taken in good faith by the Administrator shall be conclusive and binding on all interested parties, and shall be given the maximum possible deference allowed by law. In addition to the duties listed elsewhere in the Plan and Trust, the Administrator's authority shall include, but not be limited to, the discretionary authority to:

          (a) determine who is eligible to participate, if a contribution qualifies as a rollover contribution, the allocation of Contributions, and the eligibility for loans, in-service withdrawals and distributions;

          (b) provide each Participant with a summary plan description no later than 90 days after he or she has become a Participant (or such other period permitted under ERISA section 104(b)(1)), as well as informing each Participant of any material modification to the Plan in a timely manner;

          (c) make a copy of the following documents available to Participants during normal work hours: the Plan and Trust (including subsequent amendments), all annual and interim reports of the Trustee related to the entire Plan, the latest annual report and the summary plan description;

          (d) determine the fact of a Participant's death and of any Beneficiary's right to receive the deceased Participant's interest based upon such proof and evidence as it deems necessary;

          (e) establish and review at least annually a funding policy bearing in mind both the short-run and long-run needs and goals of the Plan and to the extent Participants may direct their own investments, the funding policy shall focus on which Investment Funds are available for Participants to use; and

          (f)  adjudicate claims pursuant to the claims procedure described in
               Section 17.

     15.5 Advisors May be Retained

          The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary to assist it in the performance of its duties. The Administrator shall also comply with the bonding requirements of ERISA section 412.

     15.6 Delegation of Administrator Duties

          The Company, as Administrator of the Plan, may appoint a Committee to administer the Plan on its behalf. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Any Committee member appointed by the Company shall serve at the pleasure of the Company, but may resign by written notice to the Company. Committee members shall serve without compensation from the Plan for such services. Except to the extent that the Company otherwise provides, any delegation of duties to a Committee shall carry with it the full discretionary authority of the Administrator to complete such duties.

     15.7 Committee Operating Rules

          (a) Actions of Majority. Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

          (b) Meetings. The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly.

          (c) Reliance by Trustee. The Committee may authorize one or more of its members to execute documents on its behalf and may authorize one or more of its members or other individuals who are not members to give written direction to the Trustee in the performance of its duties. The Committee shall provide such authorization in writing to the Trustee with the name and specimen signatures of any person authorized to act on its behalf.

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

16   RIGHTS, PROTECTION, CONSTRUCTION AND JURISDICTION

     16.1 Plan Does Not Affect Employment Rights

          The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee's interest in the Plan.

     16.2 Compliance With USERRA

          Notwithstanding any provision of the Plan to the contrary, effective October 13, 1996, with regard to an Employee who after serving in the uniformed services is reemployed on or after December 12, 1994, within the time required by USERRA, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.

     16.3 Limited Return of Contributions

          Except as provided in this paragraph, (1) Plan assets shall not revert to the Employer nor be diverted for any purpose other than the exclusive benefit of Participants or their Beneficiaries; and (2) a Participant's vested interest shall not be subject to divestment. As provided in ERISA section 403(c)(2), the actual amount of a Contribution made by the Employer (or the current value of the Contribution if a net loss has occurred) may revert to the Employer if:

          (a)  such Contribution is made by reason of a mistake of fact;

          (b) initial qualification of the Plan under Code section 401(a) is not received and a request for such qualification is made within the time prescribed under Code section 401(b) (the existence of and Contributions under the Plan are hereby conditioned upon such qualification); or

          (c) such Contribution is not deductible under Code section 404 (such Contributions are hereby conditioned upon such deductibility) in the taxable year of the Employer for which the Contribution is made.

          The reversion to the Employer must be made (if at all) within one year of the mistaken payment of the Contribution, the date of denial of qualification, or the date of disallowance of deduction, as the case may be. A Participant shall have no rights under the Plan with respect to any such reversion.

     16.4 Assignment and Alienation

          As provided by Code section 401(a)(13) and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned or alienated, except:

          (a) to create, assign or recognize a right to any benefit with respect to a Participant pursuant to a QDRO;

          (b) to use a Participant's vested Account balance as security for a loan from the Plan which is permitted pursuant to Code section 4975;

          (c)  to satisfy a federal tax levy made pursuant to Code section 6331;
               or

          (d) subject to the provisions of Code section 401(a)(13), pursuant to the terms of a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B or title I of ERISA.

     16.5 Facility of Payment

          If a Plan benefit is due to be paid to a minor or if the Administrator reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him or her, the Administrator shall have the payment of the benefit, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or conservator of the payee. Any payment shall to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

     16.6 Reallocation of Lost Participant's Accounts

          If the Administrator cannot locate a person entitled to payment of a Plan benefit after a reasonable search, the Administrator may at any time thereafter treat such person's Account as forfeited and use such amount as described in Section 8.5 or to reduce Contributions made by an Employer as soon as administratively feasible. If such person subsequently presents the Administrator with a valid claim for the benefit, such person shall be paid the amount treated as forfeited, plus the interest that would have been earned had the amount been invested in the Investment Fund provided for in Section 7.4 to the date of determination. The Administrator shall pay the amount through an additional amount contributed by the Employer or direct the Trustee to pay the amount from the Forfeiture Account.

     16.7 Claims Procedure

          (a) Right to Make Claim. An interested party who disagrees with the Administrator's determination of his or her right to Plan benefits must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The claim must include the important issues the interested party believes support the claim. The Administrator, pursuant to the authority provided in the Plan, shall either approve or deny the claim.

          (b) Process for Denying a Claim. The Administrator's partial or complete denial of an initial claim must include an understandable, written response covering (1) the specific reasons why the claim is being denied (with reference to the pertinent Plan provisions) and (2) the steps necessary to perfect the claim and obtain a final review.

          (c) Appeal of Denial and Final Review. The interested party may make a written appeal of the Administrator's initial decision, and the Administrator shall respond in the same manner and form as prescribed for denying a claim initially.

     16.8 Construction

          Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Beneficiary when appropriate and even if not otherwise already expressly stated.

     16.9 Jurisdiction and Severability

          Effective July 5, 1996, the Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of New Jersey. Effective January 1, 1998, the Plan and Trust shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of New Jersey. If any provision of the Plan and Trust shall become invalid or unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan and Trust. All provisions of the Plan and Trust shall be so construed as to render them valid and enforceable in accordance with their intent.

     16.10 Indemnification by Employer

          The Employers hereby agree to indemnify all Plan fiduciaries against any and all liabilities resulting from any action or inaction, (including a Plan termination in which the Company fails to apply for a favorable determination from the Internal Revenue Service with respect to the qualification of the Plan upon its termination), in relation to the Plan or Trust (1) including (without limitation) expenses reasonably incurred in the defense of any claim relating to the Plan or its assets, and amounts paid in any settlement relating to the Plan or its assets, but (2) excluding liability resulting from actions or inactions made in bad faith, or resulting from the negligence or willful misconduct of the Trustee. The Company shall have the right, but not the obligation, to conduct the defense of any action to which this Section applies. The Plan fiduciaries are not entitled to indemnity from the Plan assets relating to any such action.

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

17   AMENDMENT, MERGER, DIVESTITURES AND TERMINATION

     17.1 Amendment

          The Company reserves the right to amend the Plan and Trust at any time, to any extent and in any manner it may deem necessary or appropriate. The Company (and not the Trustee) shall be responsible for adopting any amendments necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a). If the Committee is acting as the Administrator in accordance with Section 15.6, it shall have the authority to adopt Plan and Trust amendments which have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

          (a) become effective unless it has been adopted in accordance with the procedures set forth in Section 17.5;

          (b) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

          (c) decrease the rights of any Employee to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

          (d) permit an Employee to be paid the balance of his or her 401(k) Deferral Account unless the payment would otherwise be permitted under Code section 401(k).

     17.2 Merger

          The Plan and Trust may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

     17.3 Divestitures

          In the event of a sale by an Employer which is a corporation of: (1) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (2) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, except as provided below, to Participants with respect to Employees who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable.

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

          Notwithstanding, distributions shall not be permitted if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

     17.4 Plan Termination

          The Company may, at any time and for any reason, terminate the Plan in accordance with the procedures set forth in Section 17.5, or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Employee who has not yet incurred a Break in Service shall be fully vested. If no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended provided that a post-termination amendment shall not be effective to the extent that it violates Section 17.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

     17.5 Amendment and Termination Procedures

          The following procedural requirements shall govern the adoption of any amendment or termination (a "Change") of the Plan and Trust:

          (a) The Company may adopt any Change by action of its board of directors in accordance with its normal procedures.

          (b)  The Committee, if acting as Administrator in accordance with
               Section 15.6, may adopt any amendment within the scope of its authority provided under Section 17.1 and in the manner specified in Section 15.7(a).

          (c) Any Change must be (1) set forth in writing, and (2) signed and dated by an executive officer of the Company or, in the case of an amendment adopted by the Committee, at least one of its members.

          (d) If the effective date of any Change is not specified in the document setting forth the Change, it shall be effective as of the date it is signed by the last person whose signature is required under clause (2) above, except to the extent that another effective date is necessary to maintain the qualified status of the Plan and Trust under Code sections 401(a) and 501(a).

          (e) No Change shall become effective until it is accepted and signed by the Trustee (which acceptance shall not unreasonably be withheld).

     17.6 Termination of Employer's Participation

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          Any Employer may, at any time and for any reason, terminate its Plan participation by action of its chief executive officer. Written notice of such action shall be signed and dated by an executive officer of the Employer and delivered to the Company. If the effective date of such action is not specified, it shall be effective on, or as soon as reasonably practicable after, the date of delivery. Upon the Employer's request, the Company may instruct the Trustee and Administrator to spin off all affected Accounts and underlying assets into a separate qualified plan under which the Employer shall assume the powers and duties of the Company. Alternatively, the Company may treat the event as a partial termination described above or continue to maintain the Accounts under the Plan.

     17.7 Replacement of the Trustee

          The Trustee may resign as Trustee under the Plan and Trust or may be removed by the Company at any time upon at least 90 days written notice (or less if agreed to by both parties). In such event, the Company shall appoint a successor trustee by the end of the notice period. The successor trustee shall then succeed to all the powers and duties of the Trustee under the Plan and Trust. If no successor trustee has been named by the end of the notice period, the Company's chief executive officer shall become the trustee, or if he or she declines, the Trustee may petition the court for the appointment of a successor trustee.

     17.8 Final Settlement and Accounting of Trustee

          (a) Final Settlement. As soon as administratively feasible after its resignation or removal as Trustee, the Trustee shall transfer to the successor trustee all property currently held by the Trust. However, the Trustee is authorized to reserve such sum of money as it may deem advisable for payment of its accounts and expenses in connection with the settlement of its accounts or other fees or expenses payable by the Trust. Any balance remaining after payment of such fees and expenses shall be paid to the successor trustee.

          (b) Final Accounting. The Trustee shall provide a final accounting to the Administrator within 90 days of the date Trust assets are transferred to the successor trustee.

          (c) Administrator Approval. Approval of the final accounting shall automatically occur 90 days after such accounting has been received by the Administrator, unless the Administrator files a written objection with the Trustee within such time period. Such approval shall be final as to all matters and transactions stated or shown therein and binding upon the Administrator.

18   MISCELLANEOUS

     All provisions of this Plan designed to comply with the provisions of the Small Business Job Protection Act of 1996, the Retirement Protection Act of 1994, the Taxpayer Relief Act of 1997, the Uniformed Services Act or any other legislation effective on or after

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     January 1, 1997, shall apply equally to all plans merged into this Plan, including, but not limited to, the Herberts Powder Coatings, Inc. 401(k) and Profit Sharing Plan, and shall be considered to amend those plans to the extent required by the Internal Revenue Code.

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